Exhibit 22.1
Guarantor and Subsidiary Issuer
of Guaranteed Securities

As of September 30, 2026, ONEOK, Inc. (Parent Guarantor) was the sole guarantor of the following securities issued by ONEOK, L.L.C. (Subsidiary Issuer), an Oklahoma limited liability company and indirect subsidiary of ONEOK, Inc.

Issued under the Indenture dated as of September 24, 1998
6.875% Debentures due 2028
Issued under the Indenture dated as of December 28, 2001
6.00% Notes due 2035
Issued under the Indenture dated as of September 25, 2006
6.65% Senior Notes due 2036
6.85% Senior Notes due 2037
6.125% Senior Notes due 2041
6.200% Senior Notes due 2043
Issued under the Indenture dated as of April 19, 2007
6.40% Senior Notes due 2037
Issued under the Indenture dated as of August 11, 2010
3.25% Senior Notes due 2030
4.20% Senior Notes due 2042
5.15% Senior Notes due 2043
4.20% Senior Notes due 2045
4.25% Senior Notes due 2046
4.20% Senior Notes due 2047
4.85% Senior Notes due 2049
3.95% Senior Notes due 2050
Issued under the Indenture dated as of January 26, 2012
4.000% Notes due 2027
4.25% Notes due 2027
4.55% Notes due 2028
5.650% Notes due 2028
4.35% Notes due 2029
3.40% Notes due 2029
4.40% Notes due 2029
3.100% Notes due 2030
5.800% Notes due 2030
6.350% Notes due 2031
4.75% Notes due 2031
6.10% Notes due 2032
4.95% Notes due 2032
6.050% Notes due 2033
5.05% Notes due 2034
5.40% Notes due 2035
4.950% Notes due 2047
5.20% Notes due 2048
4.45% Notes due 2049
4.500% Notes due 2050
7.150% Notes due 2051
6.625% Notes due 2053
5.70% Notes due 2054
6.25% Notes due 2055
5.85% Notes due 2064

Exhibit 22.1

Issued under the Indenture dated as of March 19, 2014
5.6% Senior Notes due 2044
5.05% Senior Notes due 2045
5.45% Senior Notes due 2047

Issued under the Indenture dated as of April 9, 2019
5.375% Senior Notes due 2029

Issued under the Indenture dated as of December 17, 2020
5.625% Senior Notes 2028

Issued under the Indenture dated as of August 31, 2022
6.5% Senior Notes due 2030

Issued under the Indenture dated as of August 15, 2024
5.65% Senior Notes due 2034

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